PART III



ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The directors and executive officers of the Company as of March 15, 1996 are listed below, together with information as to their ages, dates of election and principal business occupation during the last five years (if other than their present business occupation).



                                          Principal Business Occupation
Name                                         During Last Five Years
------------------------------------------------------------------------------
J. Terrell Brown              Mr. Brown is a director and is Chief Executive
 (Age 56)                     Officer of the Company, is Chairman of the Board
                              and Chief Executive Officer of the Company's parent, United Companies Financial Corporation
                              ("UCFC") and is Chief Executive Officer of each of UCFC's subsidiaries. Mr. Brown has served as a director and executive officer of the Company since 1964. Mr. Brown is also a director of Hibernia Corporation and Sizeler Property
                              Investors, Inc.

Robert B. Thomas, Jr.         Mr. Thomas is Chairman of the Board and
(Age 50)                      President of the Company and is an
                              Executive Vice President of UCFC. Mr. Thomas joined the Company in February 1993 as Chairman of the Board and was named President of the Company in 1994.
                              Mr. Thomas also serves as Director of United
                              Variable Services, Inc. Prior to his employment with the Company, Mr. Thomas served as a principal of Lewis and Ellis, Inc., a Dallas, Texas actuarial consulting firm and, through Lewis and Ellis, served as consulting actuary to the Company for approximately 15 years.

John D. Dienes                Mr. Dienes was named a director of the Company
(Age 54)                      in 1995 and is President and Chief Operating
                              Officer of UCFC.  He is also President of United
                              Companies Lending Group, Inc. Mr. Dienes joined
                              UCFC in 1994 as Executive Vice President and
                              Chief Operating Officer.  Prior to his
                              employment with UCFC, Mr. Dienes served as Executive Vice President and director of Western Corporate Banking for NationsBank
                              Corporation, Dallas, Texas, his employer since
                              1988. At the time Mr. Dienes joined UCFC, he had over 30 years of experience in the financial industry.


Dale E. Redman                Mr. Redman has served as a director of
(Age 48)                      the Company since 1983.  He is Executive Vice
                              President, Chief Financial Officer and
                              Assistant Secretary of UCFC and is Vice
                              Chairman of each of the subsidiaries of UCFC.
                              Prior to his appointment as Chief Financial
                              Officer served as Secretary and Treasurer of UCFC. Mr. Redman is also a director of Piccadilly Cafeterias, Inc.

Gary L. Warrington            Mr. Warrington has served as a director of the
 (Age 56)                     Company since 1988 and serves as Executive Vice
                              President of the Company, Senior Vice President of UCFC and President of United Variable
                              Services, Inc. Mr. Warrington joined the Company as Vice President and Controller in 1982 and served as President of the Company from 1988 to 1994.

Lindsay C. Seals              Mr. Seals has served as a director of the
(Age 60)                      Company since 1988 and serves as Executive Vice
                              President of the Company, Senior Vice President of UCFC, and Executive Vice President of United
                              Variable Services, Inc.  Mr. Seals joined the
                              Company in 1971 and since that time has served in various management positions within the company.

Kitty S. Kennedy              Ms. Kennedy has served as Executive Vice
(Age 47)                      President, Chief Actuary and Chief
                              Administrative Officer since 1993 and serves as Senior Vice President of UCFC. Ms. Kennedy joined the Company in 1984, was named Senior
                              Vice President in 1991 and has served in various management positions within the Company.

Donald M. Woodard             Mr. Woodard is Senior Vice President and
(Age 47)                      Controller of the Company.  Mr. Woodard joined
                              the Company in June 1994.  Prior to his
                              employment with the Company, Mr. Woodard served as Chief Financial Officer of National
                              Financial Insurance Company and American
                              Insurance Company of Texas, both of Dallas,
                              Texas.

Francis G. Miller             Mr. Miller is a Senior Vice  President,
(Age 49)                      Information Services, of the Company and is
                              a Senior Vice President of UCFC.  He
                              transferred to the Company in August 1993 from UCFC, which he had joined in 1989.

R. Andrew Davidson, III       Mr. Davidson is Senior Vice President
(Age 43)                      of Investments for the Company.  Mr. Davidson
                              joined the Company in October 1992 as Vice
                              President. Prior to his employment with the Company, Mr. Davidson served as Investment adviser/Portfolio Analyst with
                              Southwest Corporate FCU in Dallas, Texas, his employer since 1990. At the time Mr.Davidson joined the Company, he had over 11 years of experience in the insurance industry.


C. Keith Cook                 Mr. Cook is a Senior Vice President in the
(Age 41)                      Marketing Divison of the Company.  Mr. Cook
                              was named Senior Vice President in 1994.  Mr.
                              Cook joined the Company in 1974 and has served in various positions within the Company.


ITEM 11.  EXECUTIVE COMPENSATION

The following table sets forth certain information on the annual and long-term Compensation paid by the Company and its affiliates for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the three years ended December 31, 1995, 1994, and 1993. The salary and bonus of each of the executive officers, except that of Mr. Brown, were paid by the Company. Mr. Brown's salary and bonus were paid by UCFC, a portion of which was allocated to the Company.




                                                                               Long-Term       Long-Term
                                                                              Compensation    Compensation
Summary Compensation Table           Annual    Compensation                      Awards          Awards
                                    --------  --------------                 --------------  --------------
                                                                  Other
                                                                 Annual        Restricted
Name and                                                      Compensation    Stock Awards    Options(3)/       All Other
Principal Position            Year   Salary    Bonus ($)(1)      ($)(2)          ($)(5)         SARs(%)      Compensation(4)
----------------------------  ----  --------  --------------  -------------  --------------  --------------  ----------------

J. Terrell Brown              1995  $393,750  $      833,666                 $     304,000   $       50,000  $         39,308
Chief Executive Officer       1994   378,304         297,205                             -                -            41,240
                              1993   375,625          76,395                             -           55,000            32,114

Robert B. Thomas, Jr.         1995   219,625         395,818                       160,000                -            20,505
Chairman of the Board and     1994   209,366         168,116                             -                -            21,882
President                     1993   175,269          49,732                             -           22,000                 -

Kitty S. Kennedy              1995   108,970          49,988                             -                -            16,015
Executive Vice President,     1994   100,320          40,800                             -                -            15,280
Chief Actuary and             1993         -               -                             -                -                 -
Chief Administrative Officer

Gary L. Warrington            1995   158,980          71,541                             -                -            18,047
Executive Vice President      1994   158,980          63,592                             -                -            21,939
                              1993   158,208          14,308                             -            3,300            10,849

Lindsay C. Seals              1995   106,600          48,204                             -                -            17,443
Executive Vice President      1994   103,333          41,600                             -                -            16,474
                              1993    99,773           9,000                             -            2,200             6,680

----------------------------------------
NOTES:
(1)  Amounts awarded under the United Companies Financial Corporation Management Incentive Plan for the respective years, even if deferred.  Included in the amount awards to J. Terrell Brown in 1995, 1994 and 1993 were $16,562, $16,729 and
$16,998, respectively, which were deferred pursuant to an unfunded salary deferral agreement entered into between UCFC and
Mr. Brown in 1989.  The aggregate amount payable to UCFC to Mr. Brown at December 31, 1995 was $136,023.
(2)  No personal benefits, which are non-cash compensation, are disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for any of the named executive officers.
(3)  Represents options granted under the United Companies Financial Corporation stock option plans for employees after giving effect to stock dividends.  All options have been granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant.  For additional information regarding current holdings of options, see table below entitled "Aggregate Option Exercises in Last Fiscal Year and Year-End 1994 Option Values."
(4)  Amount reported include amounts contributed or accrued for 1995, 1994, and 1993 for the named officers under the United
Companies Financial Corporation Employee Stock Ownership Plan ("ESOP") and Employees' Savings Plan and Trust.  Amounts for J.
Terrell Brown for 1995, 1994, and 1993 include $16,729, $16,998 and $17,134, respectively, in loans to Mr. Brown made by UCFC for payment of a portion of the premium on a life insurance policy.  The loans were made without interest and are secured by an assignment of the policy.
(5) Reflects the value of the shares of restricted stock based upon the closing price of the Company's Common Stock reported on the National Association of Securities Dealers Quaotations National Stock Market (the "Nasdaq Stock Market") on the date of award.  The shares of the restricted stock vest in 50% increments on the anniversary date of the award in each of the two years thereafter.  The awards are also subject to certain performance-based conditions.  During the restriction period for the shares of restricted stock, the named executive officer is entitled to receive dividends and exercise voting privileges on such restricted shares.  At December 20, 1995, the shares of restricted stock held by Messsrs. Brown and Thomas had a fair market value of $501,125 and $263,750, respectively.



Options Granted in Last Fiscal Year

The following table sets forth information regarding the options granted during the year ended December 31, 1995, to the Named Executive Officers:











                               Options Grants    in Last     Fiscal Year
                                               Individual      Grants
                               --------------- -----------  -------------
                   Number of     % of Total
                  Securities      Options                                          Potential    Realization Value
                  Underlying     Granted to                                       at Assumed    Annual Rates
                    Options      Employees      Exercise                      of Stock Price    Appreciation
                    Granted      in Fiscal        Price      Expiration           for Option    Term
Name                (#)(1)          Year        ($/Sh)(1)       Date              5% ($)          10% ($)
----------------  -----------  --------------  -----------  -------------  -------------------  ----------------
J. Terrell Brown      50,000              7.5      22.375   June 14, 2000              703,576         1,782,999


------------------------
(1) The options granted to the Named Executive Officer were awarded under the Company's 1993 Stock
Incentive Plan (the "1993 Plan").  The options granted under the 1993 Plan are not exercisable, except in limited circumstances, until three years have elapsed from the date such options are granted.  The exercise price of the options, which can be no less than 100% of the fair market value of a share of
Common Stock on the date of grant, has been adjusted to reflect a 100% stock dividend paid by the
Company on October 20, 1995.   The number of shares underlying the above options have also been adjusted to reflect such stock dividend.  The options will expire ten years from the date of grant.



                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR - END 1995 OPTION VALUES


The following table sets forth information as of December 31, 1995, regarding the number and value of exercisable and unexercisable options to purchase Common Stock of UCFC held by the Company's Chief Executive Officer and the other four most highly compensated officers.



                                                                                        Value of       Unexercised
                                                       Number of       Unexercised    In-the-Money      Options at
                       Shares Acquired    Value    Options at Fiscal    Year End     Fiscal Year-End   ($)(1)(2)(3)
                                                   -----------------  -------------  ---------------  --------------
Name                   on Exercise (%)   Realized     Exercisable     Unexercisable    Exercisable    Unexercisable
---------------------  ----------------  --------  -----------------  -------------  ---------------  --------------

J. Terrell Brown                      -         -            153,824        160,000        3,534,794      2,394,995
Robert B. Thomas, Jr.                 -         -             22,000         22,000          489,625        438,999
Kitty S. Kennedy                      -         -                  -          8,800                -        175,600
Gary L. Warrington               36,682   563,381                  -          6,600                -        131,700
Lindsay C. Seals                      -         -                  -          4,400                -         87,800


(1)  All options were awarded under the United Companies Financial Corporation Stock Options plans for Employees and were  awarded at the fair market value of the shares of Common Stock Options Plans for Employees and were awarded at the fair market value of the shares of Common Stock on the date of the grant.
(2)    Values  in  each column are based on the closing price, as reported on the National Association of Securities
Dealers Quotations National Stock Market of the Company's Common Stock on December 31, 1995 ($26.375).
(3)    The  exercise  prices  of  the  reported  options range from $5.53 to $12.84 per share (as adjusted for stock dividends).



Directors of the Company receive no fees for their services as members of the Board of Directors. No shares of capital stock of the Company are owned by the executive officer or director. The Company is a wholly-owned subsidiary of UCFC.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of the Company's issued and outstanding common stock is owned by United Companies Financial Corporation.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None





            UNITED COMPANIES LIFE INSURANCE COMPANY AND SUBSIDIARY

                                   PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

Financial Statements

   Included in Part II of this report:

     Independent Auditor's Report                              Page 22

     December 31, 1995 and 1994

        Consolidated Balance Sheets                            Page 23

     For the three years ended December 31, 1995
        Consolidated States of Income                          Page 24

        Consolidated Statements of Cash Flows                  Page 25

        Consolidated Statements of Stockholders Equity         Page 26

     Notes to Consolidated Financial Statements                Pages 27-39

Financial Statement Schedules

     Included in Part IV of this report:

Individual financial statements of the registrant have been omitted because consolidated financial statements of the registrant and its subsidiary required by Item 8 have been included in Part II of this report and, as of December 31, 1995, the registrant was primarily an operating company and its subsidiary is wholly owned.

Schedule I  Summary of Investments at December 31, 1995.  Page 43

Schedule III Supplementary Insurance Information, for the three years ended December 31, 1995. Page 44

Schedule  IV   Reinsurance, for the three years ended December 31, 1995. Page
45

Schedule V Valuation and Qualifying Accounts, for the three years ended December 31, 1995. Page 46



EXHIBITS


EXHIBIT NO.          DESCRIPTION OF DOCUMENT
-----------          -------------------------

21.1(1)              Subsidiary of the Company

23.1(1)              Consent of Deloitte & Touche LLP



(1)  Filed herewith
        Exhibit No. 21.1 - Page 51
        Exhibit No. 23.1 - Page 52


REPORTS ON FORM 8K

On February 9, 1996, the Company filed a current report on Form 8-K that United Companies Financial Corporation ("UCFC"), its Parent, on February 2, 1996, signed a stock purchase agreement for the sale of all of the Company's outstanding capital stock to UC Life Holding Corp., a new Delaware corporation formed by Knightsbridge Capital Fund I, LP, a private investment partnership. Closing is scheduled to occur on or before July 31, 1996, subject to approval of UCFC stockholders, regulatory authorities and the satisfaction of other conditions.


                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 28, 1996

UNITED COMPANIES LIFE INSURANCE COMPANY

By: /s/ ROBERT B. THOMAS, JR.
   -------------------------------------
    Robert B. Thomas, Jr.
    Chairman of the Board and President


Pursuant to the requirements of the Securities Exchange Act of 1934 this Report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 28, 1996.


/s/ ROBERT B. THOMAS, JR.             Chairman of the Board and President
---------------------------------     (Principal Executive Officer)
Robert B. Thomas, Jr.


/s/ J. TERRELL BROWN                  Chief Executive Office and Director
---------------------------------     (Principal Executive Officer)
Terrell Brown


/s/  DALE  E.  REDMAN                 Executive Vice President, Vice Chairman,
---------------------------------     and Assistant Secretary
Dale E. Redman                        (Principal Executive Officer)


DONALD M. WOODARD                     Senior Vice President and Controller
---------------------------------     (Principal Accounting Officer)
Donald M. Woodard


/s/ JOHN D. DIENES                    Director
---------------------------------
John D. Dienes


/s/ GARY L. WARRINGTON                Executive Vice President and Director
---------------------------------
Gary L. Warrington


/s/ LINDSAY C. SEALS                  Executive Vice President and Director
---------------------------------
Lindsay C. Seals


SCHEDULE I

            UNITED COMPANIES LIFE INSURANCE COMPANY AND SUBSIDIARY

                            SUMMARY OF INVESTMENTS
                              December 31, 1995





                                                                                      Amount Shown
Type of Investment                                        Cost          Value       on Balance Sheet
-----------------------------------------------------  ----------  ---------------  -----------------
                                                                   (in thousands)

Fixed maturity securities available for sale:
  U.S. Government and agencies and authorities         $  698,913  $       719,358  $         719,358
  Municipal                                                   425              446                446
  Foreign                                                  20,394           22,310             22,310
  Public utilities                                         13,697           14,672             14,672
  All other corporate bonds                               360,957          383,374            383,374
                                                       ----------  ---------------  -----------------
   Total fixed maturity securities available for sale   1,094,386        1,140,160          1,140,160
                                                       ----------  ---------------  -----------------
Fixed maturity securities held to maturity:
  All other corporate bonds                                50,919           49,611             50,919
                                                       ----------  ---------------  -----------------
   Total fixed maturity securities                      1,145,305        1,189,771          1,191,079
                                                       ----------  ---------------  -----------------
  Equity securities:
    Common Stock
      Banks, trust and insurance companies                      -
      Industrial and miscellaneous                          1,012              794                794
                                                       ----------  ---------------  -----------------
        Total equity securities                             1,012              794                794
                                                       ----------  ---------------  -----------------
Mortgage loans on real estate                             336,269  XXXXXX                     336,269
Investment real estate                                     32,423  XXXXXX                      32,423
Policy loans                                               20,291  XXXXXX                      20,291
Investment in limited partnerships                         25,594  XXXXXX                      25,594
Short-term investments                                     22,804  XXXXXX                      22,804
Other long-term investments                                 2,469  XXXXXX                       2,469
                                                       ----------  ---------------  -----------------
        Total investments                              $1,586,167  XXXXXX           $       1,631,723
                                                       ==========  ===============  =================




SCHEDULE III

            UNITED COMPANIES LIFE INSURANCE COMPANY AND SUBSIDIARY

                     SUPPLEMENTARY INSURANCE INFORMATION
                 For the Three Years Ended December 31, 1995







COLUMN A                        COLUMN B       COLUMN C      COLUMN D      COLUMN F       COLUMN G      COLUMN H
----------------------------  ------------  ---------------  ---------  ---------------  -----------  -------------


                                Deferred
                                 Policy                                                      Net        Benefits,
                              Acquisition    Future Policy   Unearned       Premium      Investment      Claims
                                 Costs        Benefits(1)    Premiums     Revenues(3)      Income     Losses, Etc.
                              ------------  ---------------  ---------  ---------------  -----------  -------------
                                                                        (in thousands)

Year ended December 31, 1995  $     90,703  $     1,529,012  $   1,793  $         8,508  $   123,107  $       9,930
Year ended December 31, 1994  $     91,915  $     1,542,474  $   4,491  $        11,373  $   114,380  $      12,654
Year ended December 31, 1993  $     83,495  $     1,418,311  $  10,260  $        18,684  $   109,661  $      18,200


COLUMN A                        COLUMN I & J
----------------------------  -----------------
                               Deferred Policy
                              Acquisition Cost
                                Amortization
                                     and
                               Other Operating
                                  Expenses
                              -----------------


Year ended December 31, 1995  $          26,569
Year ended December 31, 1994  $          25,815
Year ended December 31, 1993  $          23,915

NOTES:
(1)  Column C includes accumulated fund values on annuity and interest sensitive products.
(2)  Column E is omitted as amounts are not material and are included with Column C.
(3)  Column F excludes premiums on annuity and interest sensitive products which are accounted for as deposits.











SCHEDULE IV

            UNITED COMPANIES LIFE INSURANCE COMPANY AND SUBSIDIARY

                                 REINSURANCE
                 For the Three Years Ended December 31, 1995




COLUMN A                          COLUMN B    COLUMN C      COLUMN D       COLUMN E    COLUMN F
--------------------------------  ---------  ----------  ---------------  ----------  -----------
                                                                                      Percentage
                                              Ceded to       Assumed                   of Amount
                                   Direct      Other       From Other        Net      Assumed to
                                   Amount    Companies      Companies       Amount    Net Amount
                                  ---------  ----------  ---------------  ----------  -----------
                                                         (in thousands)

December 31, 1995
  Life insurance in force         $ 554,131  $  149,080  $       992,979  $1,398,030        71.0%
                                  =========  ==========  ===============  ==========
  Premiums
   Life insurance                     6,016       1,625            2,588       6,979        37.1
   Accident and health insurance      1,643         115                1       1,529           -
                                  ---------  ----------  ---------------  ----------
     Total premiums               $   7,659  $    1,740  $         2,589  $    8,508        30.4
                                  =========  ==========  ===============  ==========
December 31, 1994
  Life insurance in force         $ 709,883  $  177,585  $     1,106,148  $1,638,446        67.5
                                  =========  ==========  ===============  ==========
  Premiums
   Life insurance                 $   7,467  $    1,931  $         2,959  $    8,495        34.8
   Accident and health insurance      3,070         199                7       2,878         0.2
                                  ---------  ----------  ---------------  ----------
     Total premiums               $  10,537  $    2,130  $         2,966  $   11,373        26.1
                                  =========  ==========  ===============  ==========
December 31, 1993
  Life insurance in force         $ 956,788  $  215,917  $     1,106,721  $1,847,591        59.9
                                  =========  ==========  ===============  ==========
  Premiums
   Life insurance                 $  12,657  $    3,196  $         3,020  $   12,481        23.2
   Accident and health insurance      6,637         453               19       6,203           -
                                  ---------  ----------  ---------------  ----------
     Total premiums               $  19,294  $    3,649  $         3,039  $   18,684        15.5%
                                  =========  ==========  ===============  ==========






SCHEDULE V

            UNITED COMPANIES LIFE INSURANCE COMPANY AND SUBSIDIARY

                      VALUATION AND QUALIFYING ACCOUNTS
                 For the Three Years Ended December 31, 1995




                                                  COLUMC C                       COLUMN D
COLUMN A                             COLUMN B    ADDITIONS                    DEDUCTIONS(2)   COLUMN E(3)
----------------------------------  -----------                               --------------  ------------
                                                  Charged
                                    Balance at    to Costs       Charged                       Balance at
                                     Beginning      and         to Other                          End
                                      of Year     Expenses     Accounts(1)                      of Year
                                    -----------  ----------  ---------------                  ------------
                                                             (in thousands)

December 31, 1995
  Allowance for loan losses         $     1,778  $      533  $             -  $          194  $      2,117
  Allowance for real estate losses        5,120       1,505                -           2,638         3,987
  Allowance for bond losses                 317       2,013                -           1,664           666
  Unearned loan charges                     419           -                -             118           301
                                    -----------  ----------  ---------------  --------------  ------------
     Total                          $     7,634  $    4,051  $             -  $        4,419  $      7,071
                                    ===========  ==========  ===============  ==============  ============
December 31, 1994
  Allowance for loan losses         $     2,639  $      649  $             -  $        1,510  $      1,778
  Allowance for real estate losses        4,473       2,561                -           1,914         5,120
  Allowance for bond losses               1,515       1,849                -           3,047           317
  Unearned loan charges                     592           -                -             173           419
                                    -----------  ----------  ---------------  --------------  ------------
     Total                          $     9,219  $    5,059  $             -  $        6,644  $      7,634
                                    ===========  ==========  ===============  ==============  ============
December 31, 1993
  Allowance for loan losses         $     2,489  $      658  $             -  $          508  $      2,639
  Allowance for real estate losses        4,062       2,607                -           2,196         4,473
  Allowance for bond losses                  98       2,228                -             811         1,515
  Unearned loan charges                     764           -                -             172           592
                                    -----------  ----------  ---------------  --------------  ------------
     Total                          $     7,413  $    5,493  $             -  $        3,687  $      9,219
                                    ===========  ==========  ===============  ==============  ============


 ---------------------------------------
NOTES:
(1)  Represents the approximate amount of unearned loan charges on installment loans originated during the period.
(2)  Represents loans and bonds charged off and loan charges earned during the period.
(3)  All of the above are deducted in the balance sheet from the asset to which they apply.




EXHIBIT 21.1

                   UNITED COMPANIES LIFE INSURANCE COMPANY
                             LIST OF SUBSIDIARIES

                              December 31, 1995

                                                               State of
     Name                                                    Incorporation
---------------                                            -----------------

United Variable Services, Inc. . . . . . . . . . . . . . .      Louisiana




EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our opinion dated February 29, 1996 appearing in this Annual Report on Form 10-K of United Companies Life Insurance Company for the year ended December 31, 1995 in the following:
Registration Statement No. 33-91358 on Form S-1, Registration Statement No. 33-91362 on Form N-4, Registration Statement No. 33-95968 on Form S-1, and Registration Statement No. 33-05778 on Form N-4, pertaining to United Companies Life Insurance Company's variable annuity separate account and United Companies Separate Account One.


Deloitte & Touche LLP

Baton Rouge, Louisiana

March 27, 1996